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                                                                    EXHIBIT 23.2






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 3, 1997 relating to the consolidated financial statements of Periscope I Sportswear, Inc. and Subsidiaries as of December 31, 1996 and for each of the years in the two-year period ended December 31, 1996 which appears in such Prospectus. We also consent to the use of our report dated March 3, 1997 on the Financial Statement Schedule for each of the years in the two-year period ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                            /s/ FRIEDMAN ALPREN & GREEN LLP



New York, New York
June 8, 1998